Exhibit 99.1

Press Release

CONTACT:
Jarrod Langhans
Investor Relations
Tel: (813) 313-1732
Investorrelations@cott.com

COTT REPORTS FIRST QUARTER 2016 RESULTS AND
SIGNIFICANT ORGANIC GROWTH IN NEW HOME AND
OFFICE CUSTOMERS

(Unless stated otherwise, all first quarter 2016 comparisons are relative to the first quarter of 2015; all information is in U.S. dollars.)

TORONTO, ON and TAMPA, FL – May 5, 2016 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended April 2, 2016.

FIRST QUARTER 2016 HIGHLIGHTS

•	DS Services achieves 42% first quarter increase in organic new customer additions in the U.S.

•	DS Services extends in store retail booth partnership through the end of 2021.

•	Gross profit increased to $214 million and gross margin was 30.6% compared to gross profit of $201 million and gross margin of 28.4%.

•	Adjusted EBITDA was $71 million (after incremental new customer investment expenses of over $3 million and $3 million adverse foreign exchange impact) compared to $74 million. Reported EBITDA was $69 million.

"I am very pleased with the quarter's strong new customer additions across our entire Home and Office business as well as the overall increase in our gross margin and improved free cash flow" commented Jerry Fowden, Cott's Chief Executive Officer. "During the quarter we invested over $3 million in incremental sales and marketing behind home and office customer programs which helped drive a first quarter 42% increase in new customer adds," continued Mr. Fowden.

FIRST QUARTER 2016 GLOBAL PERFORMANCE

-	Adjusted free cash flow improved by $10 million or 17% to ($48) million compared to ($58) million. Free cash flow was ($48) million, reflecting $19 million of net cash used in operating activities less $29 million of capital expenditures. Management continues to target full year adjusted free cash flow of $135 to $145 million.

Press Release
-	Adjusted EBITDA of $71 million was lower by 4% (after over $3 million of incremental new home and office customer investment expenses, $3 million of adverse foreign exchange impact and additional cost associated with a product launch for a range of new age sparkling flavored waters for a key customer) compared to $74 million. Reported EBITDA was $69 million compared to $75 million in the prior year ($64 million in the prior year when excluding unrealized intercompany foreign exchange gains).

-	Revenue of $698 million was lower by 2% (flat on a foreign exchange neutral basis) as a result of the mix shift from private label to contract manufacturing in our traditional business, offset by the growth of DS Services and the addition of the Aquaterra business.

Revenue Bridge

2015 Q1 Revenue	$709.8
Aquaterra	14.2
DS Services growth	4.9
Growth/Volume	1.5
Energy surcharge	(2.1)
Foreign exchange impact	(11.2)
Price/Mix	(18.7)
2016 Q1 Revenue	$698.4

-	Gross profit increased 6% to $214 million, with gross margin of 30.6% compared to 28.4%, driven primarily by the ongoing operational leverage of DS Services, the addition of the Aquaterra business, and cost and efficiency initiatives within our traditional business, offset in part by the negative impact of foreign exchange rates, increased operational costs driven by unscheduled plant downtime as well as costs associated with a new age beverage product launch.

-	Adjusted net loss and adjusted loss per diluted share were $3 million and $0.02, respectively, compared to adjusted net loss of $8 million and adjusted loss per diluted share of $0.08. Reported net loss and loss per diluted share were $3 million and $0.03, respectively, compared to reported net loss and loss per diluted share of $6 million and $0.06, respectively.

FIRST QUARTER 2016 REPORTING SEGMENT PERFORMANCE

-	DS Services revenue increased 7% to $257 million due primarily to the addition of the Aquaterra business, growth in home and office delivery water, single cup coffee delivery and retail sales, offset in part by a declining energy surcharge as a result of lower diesel fuel prices and reduced sales in traditional brew basket coffee. Revenue on an energy surcharge neutral basis increased 8% (2% excluding Aquaterra). DS Services gross profit increased by 10% to $154 million while gross profit as a percentage of revenue increased to 60.0% from 58.2%. DS Services EBITDA of $35 million was up 21% from $29 million while DS Services adjusted EBITDA decreased by $1 million to $36 million compared to $37 million, as DS Services invested over $3 million driving strong first quarter organic growth in new customer additions and incurred higher than expected first quarter fleet maintenance and operational manufacturing costs.

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DS Services Revenue Bridge
2015 Q1 Revenue	$240.3
Aquaterra	14.2
Growth	4.9
Energy surcharge	(2.1)
2016 Q1 Revenue	$257.3

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-	North America volume increased 2% in actual cases and was lower by 3% in servings with 11% growth in the sparkling water and mixer category and 8% growth in contract manufacturing offset by declines in private label carbonated soft drinks and shelf stable juices. Revenue was lower by 5% (lower by 4% on a foreign exchange neutral basis) at $313 million due primarily to an overall product mix shift into contract manufacturing. Gross profit as a percentage of revenue decreased to 11.4% compared to 12.8% due primarily to approximately $2 million of adverse foreign exchange impact, operational costs driven by unscheduled plant downtime and additional cost associated with a product launch for a range of new age sparkling flavored waters for a key customer.

Cott North America Revenue Bridge
2015 Q1 Revenue	$328.7
Growth/Volume	5.0
Foreign exchange impact	(3.3)
Price/Mix	(17.1)
2016 Q1 Revenue	$313.3

-	U.K. volume decreased 8% in actual cases and was flat in servings. Revenue decreased 9% (4% on a foreign exchange neutral basis) to $121 million due primarily to the competitive landscape and an adverse product mix shift. Gross profit as a percentage of revenue increased to 16.3% from 11.8% due primarily to lower inventory levels and tighter cost controls.

-	All Other revenue was $14 million while gross profit was $5 million compared to $4 million, which resulted in gross profit as a percentage of revenue of 36.8% compared to 33.1%.

2016 FULL YEAR FREE CASH FLOW OUTLOOK
Cott Corporation reaffirmed its full year 2016 adjusted free cash flow outlook of $135 to $145 million.

FIRST QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, May 5, 2016, at 10:00 a.m. EDT, to discuss first quarter results, which can be accessed as follows:

North America: (888) 206-4913
International: (913) 312-0678
Passcode: 9463425

A live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

Press Release

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 2, 2016	April 4, 2015

Revenue, net	$698.4	$709.8
Cost of sales	484.4	508.5

Gross profit	214.0	201.3

Selling, general and administrative expenses	197.0	188.5
Loss on disposal of property, plant & equipment	0.9	1.4
Acquisition and integration expenses	1.4	4.7
Operating income	14.7	6.7

Other income, net	(2.2)	(10.4)
Interest expense, net	27.8	27.7

Loss before income taxes	(10.9)	(10.6)

Income tax benefit	(9.0)	(9.4)

Net loss	$(1.9)	$(1.2)

Less: Net income attributable to non-controlling interests	1.4	1.3
Less: Accumulated dividends on convertible preferred shares	-	2.7
Less: Accumulated dividends on non-convertible preferred shares	-	0.8

Net loss attributed to Cott Corporation	$(3.3)	$(6.0)

Net loss per common share attributed to Cott Corporation
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)

Weighted average common shares outstanding (millions)
Basic	113.3	93.2
Diluted	113.3	93.2

Dividends declared per common share	$0.06	$0.06

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	April 2, 2016	January 2, 2016
ASSETS
Current assets
Cash & cash equivalents	$55.1	$77.1
Accounts receivable, net of allowance	320.4	293.3
Income taxes recoverable	0.9	1.6
Inventories	254.7	249.4
Prepaid expenses and other current assets	20.9	17.2

Total current assets	652.0	638.6

Property, plant & equipment, net	774.6	769.8
Goodwill	779.8	759.6
Intangibles and other assets, net	710.9	711.7
Deferred tax assets	10.3	7.6

Total assets	$2,927.6	$2,887.3

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$62.8	$122.0
Current maturities of long-term debt	3.4	3.4
Accounts payable and accrued liabilities	420.7	437.6

Total current liabilities	486.9	563.0

Long-term debt	1,524.1	1,525.4
Deferred tax liabilities	65.9	76.5
Other long-term liabilities	71.8	76.5

Total liabilities	2,148.7	2,241.4

Equity
Common shares, no par - 122,676,770 (January 2, 2016 - 109,695,435) shares issued	682.2	534.7
Additional paid-in-capital	50.8	51.2
Retained earnings	119.0	129.6
Accumulated other comprehensive loss	(78.8)	(76.2)
Total Cott Corporation equity	773.2	639.3
Non-controlling interests	5.7	6.6

Total equity	778.9	645.9

Total liabilities and equity	$2,927.6	$2,887.3

Press Release

COTT CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended
	April 2, 2016	April 4, 2015

Operating Activities
Net loss	$(1.9)	$(1.2)
Depreciation & amortization	52.5	57.4
Amortization of financing fees	1.2	1.3
Amortization of senior notes premium	(1.4)	(1.5)
Share-based compensation expense	2.4	2.4
Benefit for deferred income taxes	(10.8)	(11.7)
Loss on disposal of property, plant & equipment	0.9	1.4
Other non-cash items	(1.7)	(10.2)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21.7)	(41.3)
Inventories	(3.3)	(11.0)
Prepaid expenses and other current assets	(4.4)	30.3
Other assets	2.4	(2.4)
Accounts payable and accrued liabilities, and other liabilities	(30.0)	(15.2)
Income taxes recoverable	(2.9)	0.6
Net cash used in operating activities	(18.7)	(1.1)

Investing Activities
Acquisitions, net of cash received	(44.4)	-
Additions to property, plant & equipment	(29.5)	(27.3)
Additions to intangibles and other assets	(2.3)	(2.1)
Proceeds from sale of property, plant & equipment	2.7	0.4
Net cash used in investing activities	(73.5)	(29.0)

Financing Activities
Payments of long-term debt	(1.1)	(0.8)
Borrowings under ABL	497.2	94.8
Payments under ABL	(558.3)	(102.8)
Distributions to non-controlling interests	(2.3)	(2.0)
Issuance of common shares	144.1	-
Proceeds from the exercise of options for common stock, net	-	0.1
Common shares repurchased and cancelled	(1.1)	(0.7)
Dividends paid to common and preferred shareholders	(7.3)	(9.0)
Net cash provided by (used in) financing activities	71.2	(20.4)

Effect of exchange rate changes on cash	(1.0)	(1.2)

Net decrease in cash & cash equivalents	(22.0)	(51.7)

Cash & cash equivalents, beginning of period	77.1	86.2

Cash & cash equivalents, end of period	$55.1	$34.5

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COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited
For the Three Months Ended April 2, 2016
(in millions of U.S. dollars)	DSS	Cott North America	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue, net
Private label retail	$16.9	$248.5	$51.0	$0.5	$-	$(0.4)	$316.5
Branded retail	24.3	26.8	36.6	0.8	-	(0.3)	88.2
Contract packaging	-	31.4	28.3	4.7	-	(2.1)	62.3
Home and office bottled water delivery	162.0	-	-	-	-	-	162.0
Office coffee services	31.5	-	-	-	-	-	31.5
Concentrate and other	22.6	6.6	4.7	7.6	-	(3.6)	37.9
Total	$257.3	$313.3	$120.6	$13.6	$-	$(6.4)	$698.4
Gross Profit [1]	$154.4	$34.9	$19.7	$5.0	$-	$-	$214.0
Gross Margin % [2]	60.0%	11.4%	16.3%	36.8%	-	-	30.6%
Operating income (loss)	$5.7	$0.6	$9.9	$2.5	$(4.0)	$-	$14.7

For the Three Months Ended April 4, 2015
(in millions of U.S. dollars)	DSS	Cott North America	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue, net
Private label retail	$15.6	$267.5	$60.5	$1.2	$-	$(0.3)	$344.5
Branded retail	19.7	27.1	41.2	1.1	-	(0.4)	88.7
Contract packaging	-	25.7	28.4	4.0	-	(0.2)	57.9
Home and office bottled water delivery	149.6	-	-	-	-	-	149.6
Office coffee services	32.0	-	-	-	-	-	32.0
Concentrate and other	23.4	8.4	2.1	6.7	-	(3.5)	37.1
Total	$240.3	$328.7	$132.2	$13.0	$-	$(4.4)	$709.8
Gross Profit [1]	$139.9	$41.5	$15.6	$4.3	$-	$-	201.3
Gross Margin % [2]	58.2%	12.8%	11.8%	33.1%	-	-	28.4%
Operating (loss) income	$(1.5)	$7.2	$3.9	$1.6	$(4.5)	$-	$6.7
[1] Gross profit from external revenues.
[2] Cott North America gross margin relative to external revenues.

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COTT CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	April 2, 2016
	DSS	Cott North America	Cott U.K.	All Other	Elimination	Cott [1]
Change in revenue	$17.0	$(15.4)	$(11.6)	$0.6	$(2.0)	$(11.4)
Impact of foreign exchange [2]	$-	$3.3	$6.9	$1.0	$-	11.2
Change excluding foreign exchange	$17.0	$(12.1)	$(4.7)	$1.6	$(2.0)	$(0.2)
Percentage change in revenue	7.1%	-4.7%	-8.8%	4.6%	45.5%	-1.6%
Percentage change in revenue excluding foreign exchange	7.1%	-3.7%	-3.6%	12.3%	45.5%	0.0%

[1] Cott includes the following reporting segments: DSS, Cott North America, Cott U.K. and All Other.
[2] Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 2, 2016	April 4, 2015

Net loss attributed to Cott Corporation	$(3.3)	$(6.0)
Interest expense, net	27.8	27.7
Income tax benefit	(9.0)	(9.4)
Depreciation & amortization	52.5	57.4
Net income attributable to non-controlling interests	1.4	1.3
Accumulated dividends on preferred shares	-	3.5
EBITDA	$69.4	$74.5

Acquisition and integration costs, net	1.4	4.7
Purchase accounting adjustments, net	0.5	4.2
Unrealized commodity hedging gain, net	-	(0.3)
Unrealized foreign exchange and other gains, net	(2.6)	(10.9)
Loss on disposal of property, plant & equipment	0.9	1.5
Other adjustments	1.3	-
Adjusted EBITDA	$70.9	$73.7

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COTT CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 2, 2016	April 4, 2015

Net cash used in operating activities	$(18.7)	$(1.1)
Less: Additions to property, plant & equipment	(29.5)	(27.3)
Free Cash Flow	$(48.2)	$(28.4)

Plus:
Cash collateral [1]	-	(29.4)
Adjusted Free Cash Flow	$(48.2)	$(57.8)

1 In connection with the DSS Acquisition, $29.4 million of cash was required to collateralize certain DSS self-insurance programs.  The $29.4 million was funded with borrowings under our ABL facility, and the cash collateral was included within prepaid and other current assets on our Consolidated Balance Sheet at January 3, 2015.  Subsequent to January 3, 2015, additional letters of credit were issued from our available ABL facility capacity, and the cash collateral was returned to the Company and used to repay a portion of our outstanding ABL facility.

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COTT CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED NET INCOME [1]
(in millions of U.S. dollars, except share and per share amounts)
Unaudited
	For the Three Months Ended
	April 2, 2016	April 4, 2015

Net loss attributed to Cott Corporation	$(3.3)	$(6.0)

Acquisition and integration costs, net of tax	0.9	3.0
Purchase accounting adjustments, net of tax	0.4	2.7
Unrealized commodity hedging gain, net of tax	-	(0.2)
Unrealized foreign exchange and other gains, net of tax	(1.8)	(8.1)
Loss on disposal of property, plant & equipment, net of tax	0.3	0.9
Other adjustments, net of tax	1.0	-
Adjusted net loss attributed to Cott Corporation	$(2.5)	$(7.7)

Adjusted net loss per common share attributed to Cott Corporation
Basic	$(0.02)	$(0.08)
Diluted	$(0.02)	$(0.08)

Weighted average common shares outstanding (millions)
Basic	113.3	93.2
Diluted	113.3	93.2
[1] Adjustments are tax effected based on the statutory tax rate within the applicable tax jurisdiction.

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COTT CORPORATION - DS SERVICES	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED REVENUES
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended	For the Three Months Ended
	April 2, 2016	April 4, 2015

Revenue, net	$257.3	$240.3

Energy surcharge adjustment [1]	2.1

Less: Aquaterra revenue, net	(14.2)

Adjusted Revenue excluding Aquaterra, net	$245.2	$240.3
Percentage change in revenue	2.0%

[1] Represents the impact of the energy surcharge on current period operations assuming prior period average rate.

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COTT CORPORATION - DS SERVICES	EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended
	April 2, 2016	April 4, 2015

Operating income (loss)	$5.7	$(1.5)
Other income	(1.0)	(0.2)
EBIT - DS SERVICES	$6.7	$(1.3)
Depreciation & amortization	28.4	30.2
EBITDA - DS SERVICES	$35.1	$28.9

Acquisition and integration costs, net	1.1	3.0
Purchase accounting adjustments, net	0.5	4.2
Unrealized other gains, net	(1.0)	(0.2)
Loss on disposal of property, plant & equipment	1.8	1.1
Other adjustments	(1.1)	-
Adjusted EBITDA - DS SERVICES	$36.4	$37.0

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COTT CORPORATION	EXHIBIT 11
SUPPLEMENTARY INFORMATION - NON-GAAP - 2016 FREE CASH FLOW OUTLOOK
(in millions of U.S. dollars)
Unaudited
Cott reaffirmed its 2016 adjusted free cash flow outlook for the year.

Fiscal 2016

Projected adjusted free cash flow [1]	$135 - $145

Projected capital expenditures	$120 - $125

Projected cash flow from operations [2]	$255 - $270
[1] Adjusted free cash flow equals cash flow from operations less capital expenditures plus/minus one-time adjustments.

[2] Net of any one-time adjustments.

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ABOUT COTT CORPORATION
With the acquisition of DS Services of America, Inc. in December 2014, Cott combined a leading provider in the direct-to-consumer beverage services industry with its traditional business, one of the world's largest producers of beverages on behalf of retailers, brand owners and distributors. Cott now has the largest volume-based national presence in the U.S. home and office delivery industry for bottled water and one of the five largest national market share positions in the U.S. office coffee services and filtration services industries. Cott reaches over 1.5 million customers (approximately 60% commercial and 40% residential) through over 2,000 routes located across its national network supported by national sales and distribution facilities, as well as a fleet of over 2,000 vehicles. Cott's broad portfolio allows it to offer, on a direct-to-consumer basis, a variety of bottled water, coffee, brewed tea, water dispensers, coffee and tea brewers and filtration equipment. With the ability to cover approximately 90% of U.S. households, in terms of geography, Cott believes it has the broadest distribution network in the direct-to-consumer beverage services industry in the United States, which enables it to efficiently service residences and small and medium size businesses, as well as national corporations, universities and government agencies.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange and the impact of energy surcharges to separate the impact of currency exchange rate changes and energy surcharges from Cott's results of operations. Cott utilizes adjusted pre-tax income (loss), adjusted net income (loss), adjusted earnings (loss) per diluted share, and EBITDA and adjusted EBITDA (on a global, and in some cases, business unit, basis) to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities determined in accordance with GAAP by excluding capital expenditures to present free cash flow, and by excluding cash collateral deposits to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment as well as after bond redemption costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the execution of our strategic priorities, future financial and operating trends and results (including guidance related to 2016 adjusted free cash flow and items affecting 2016 revenues) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our traditional business with key customers, particularly Walmart; consolidation of retail customers; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the expected benefits of recent acquisitions or other strategic opportunities that we may pursue because of integration difficulties and other challenges; the limited nature of our indemnification rights under the DS Services acquisition agreement the incurrence of substantial indebtedness to finance the DS Services acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; or our ability to maintain our quarterly dividend.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com